LEGG MASON PARTNERS LIFESTYLE SERIES, INC.

                              ARTICLES OF AMENDMENT

      Legg Mason Partners Lifestyle Series, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Charter of the Corporation is hereby amended to change the name of the Corporation's Select High Growth Portfolio to Legg Mason Partners Variable Lifestyle High Growth Portfolio, the name of the Corporation's Select Growth Portfolio to Legg Mason Partners Variable Lifestyle Growth Portfolio and the name of the Corporation's Select Balanced Portfolio to Legg Mason Partners Variable Lifestyle Balanced Portfolio, each a series of the Corporation.

      SECOND: The foregoing amendments to the Charter of the Corporation have been approved by a majority of the entire Board of Directors and are limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

      THIRD: These Articles of Amendment to the Charter of the Corporation shall become effective at 9:00 a.m. on May 1, 2006.


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      IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Chairman, President and Chief Executive Officer and witnessed by its Assistant Secretary on the ___ day of ____________, 2006.


WITNESS:                                     LEGG MASON PARTNERS LIFESTYLE
                                             SERIES, INC.

By: ______________________________           By: ______________________________
    Thomas C. Mandia                             R. Jay Gerken
    Assistant Secretary                          Chairman, President and Chief
                                                 Executive Officer

THE UNDERSIGNED, Chairman, President and Chief Executive Officer of Legg Mason Partners Lifestyle Series, Inc., who executed on behalf of the Corporation the Articles of Amendment of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies to the best of his knowledge, information and belief, that the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.


                                                 ______________________________
                                                 R. Jay Gerken
                                                 Chairman, President and Chief
                                                 Executive Officer


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